Prudential Equity Fund, Inc.
(Doing business as Strategic Partners Equity Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					August 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Strategic Partners Equity Fund, Inc.
                                     File No. 811-03336


Ladies and Gentlemen:

         Enclosed please find Semi-Annual Report on Form N-SAR for Strategic Partners Equity Fund, Inc. for the semi-annual period ended June 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,



                                       /s/ Marguerite E.H. Morrison
                                           Marguerite E.H. Morrison
                                                Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of August 2003.







Strategic Partners Equity Fund, Inc.





Witness: /s/ Marguerite E.H. Morrison  		By:

            Marguerite E.H. Morrison  	      	      Grace C. Torres
            Assistant Secretary		      	            Treasurer





























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